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                                                                  EXHIBIT 10.14

                      CALIFORNIA COMMUNITY BANCSHARES, INC.

                            EXECUTIVE INCENTIVE PLAN
                                      2000

I.       PURPOSE

         California Community Bancshares and each of its subsidiary banks is the sponsor of this incentive plan (the "Plan"). California Community Bancshares and its subsidiaries (the "Company") have designed the Plan to focus California Community Bancshares and its executive team on achieving the annual business plan for the Company in 2000. The Plan provides aggressive award opportunities and is intended to provide significant rewards to the Company's executive team for exceptional corporate performance.

II.      APPROVAL AND ADMINISTRATION

         The Plan has been approved for 2000 by the Boards of Directors of the Company and will be administered by the Incentive Plan Committee (the "Committee"), which is comprised of the CEO of California Community Bancshares and each the subsidiary bank CEO's. The Committee will recommend Plan Participants; Plan Performance Measures; Performance Measure Weights; Achievement Levels and corresponding Award Opportunities; and the Financial Thresholds (each as defined herein) to the Boards of Directors of California Community Bancshares (the "Board of Directors") for their approval as early in the Plan Year as possible. At the end of the Plan Year, the Committee will review achievements against Performance Measures and recommend Awards (as defined herein) to the Board of Directors for its approval.

         The Boards of Directors at its sole discretion will make interpretations and application of the Plan to the particular circumstances. The Board of Directors has the sole and absolute power and authority to make all factual determinations, construe and interpret terms and make eligibility and Award determinations in accordance with its interpretation of the Plan.

III.     PLAN YEAR

         The Plan is an annual plan adopted for the 2000 calendar year.

IV.      ELIGIBILITY

         All Senior Executives (i.e., Chief Executive Officers, Presidents, Chief Financial Officers, Chief Lending Officers, Chief Retail Banking Officers and Senior Vice Presidents) are eligible for participation in the Plan. The Committee will review those eligible and recommend Participants to the Board of Directors for their approval. The Committee may recommend other executives for participation in the Plan on an exception basis for approval by the Board of Directors.

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                                                               Bancshares, Inc.
                                                  2000 Executive Incentive Plan
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V.       PARTICIPATION

         An individual who has been selected for participation in the Plan by the Committee and approved by the Board of Directors is a Participant.

VI.      FINANCIAL THRESHOLDS

         In order for Awards to be made under the Plan, California Community Bancshares and each subsidiary bank must have reached their respective Financial Thresholds. The Committee will recommend this level of financial performance at the beginning of the Plan Year for approval by the Board of Directors. For 2000, the Financial Thresholds for California Community Bancshares and each subsidiary bank is as follows:


         - California Community Bancshares      Year 2000 cash earnings of $6,150,000

         - Placer Sierra Bank                   Year 2000 cash earnings of $5,600,000

         - Sacramento Commercial Bank           Year 2000 cash earnings of $1,900,000

         - Bank of Orange County                Year 2000 cash earnings of $2,050,000

VII.     PERFORMANCE MEASURES

         The Committee will select one or more Performance Measures for each subsidiary bank under the Plan. All Performance Measures will be key indicators of financial performance.

         In addition, the Committee will select one or more Personal Performance Measures for each Participant in the Plan.

         Each Performance Measure will operate independently, i.e. it is possible for one Performance Measure to generate an award and not others; likewise, it is possible for one Performance Measure to be achieved at a higher level than others. Performance Measures will be individually weighted, i.e., one Performance Measure may be counted more heavily in calculating Awards than the other. The Committee will establish weights for each Performance Measure at the beginning of the Plan Year for approval by the Board of Directors. Achievement Levels will be established for each Performance Measure along with corresponding Award Opportunities.

         For 2000 the Committee has selected Year 2000 cash earnings as the Performance Measures for California Community Bancshares and for each subsidiary bank.

VIII.    ACHIEVEMENT LEVELS AND OPPORTUNITIES

         Achievement Levels and Award Opportunities for 2000 have been approved as shown on EXHIBIT A hereto and are expressed as a percentage of base salary. This assumes that cash earnings are achieved at various percentages of the established California Community Bancshares Plan for 2000 and illustrates the maximum Award Opportunity at each

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                                                               Bancshares, Inc.
                                                  2000 Executive Incentive Plan
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         specified Achievement Level. Mathematical interpolation will be used to calculate Awards for Achievement between the levels established as shown on EXHIBIT A.

IX.      AWARDS

         Awards under the Plan will be determined by the Committee based upon achievement of Performance Measures and will be submitted to the Board of Directors for approval.

         For purposes of the Plan, base salary paid during the Plan Year will be used to calculate Awards. This will include base salary and annual leave pay but will not include any other kind of payment or compensation.

         Awards for individuals who are Participants for less than a full Plan Year will be prorated using Participants actual base salary paid during the time of participation during the Plan Year. Awards for Participants who leave California Community Bancshares or one of its subsidiary banks during a Plan Year due to retirement, total and permanent disability, death or termination not-for-cause will be prorated using the same method.

         To be eligible to receive an Award under the Plan, a Participant must have a performance descriptor of "Achieves Expectations" or better for 2000.

X.       ADJUSTMENTS

         Performance Measures, Achievement Levels and Award Opportunities may be adjusted during the Plan Year only upon approval by the Board of Directors, as it deems appropriate. It is anticipated that such adjustments will be made infrequently and only in the most extraordinary circumstances.

         Because the Plan has aggressive Award Opportunities, some adjustments may need to be made to Awards to recognize the fact that some Participants base salaries may be currently above or below market. In such cases, the Committee may reduce or increase an Award, as it deems appropriate, to achieve a reasonable level of total compensation for each Participant. All adjustments are subject to approval by the Board of Directors.

XI.      PAYMENT OF AWARDS

         Awards will be paid as soon as administratively feasible, after review of Performance Measure Achievement Levels and approval by the Board of Directors. To be eligible for Award payment, a participant must be an employee of the Company on the date that Awards are paid or have left the Company during the Plan Year due to retirement, total and permanent disability, death or termination not-for-cause.

         Awards will be made through the payroll system, minus legally required and authorized deductions. Awards under the Plan will be considered eligible compensation or not as defined by each specific employee benefit plan for purposes of employee benefit calculations.


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                                                               Bancshares, Inc.
                                                  2000 Executive Incentive Plan
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XII.     NO RIGHT OF ASSIGNMENT

         No right or interest of any Participant in the Plan is assignable or transferable. In the event of a Participant's death, payment of any earned but unpaid Awards will be made to the Participant's legal successor, if not prohibited by law.

XIII.    NO RIGHT OF EMPLOYMENT

         The Plan does not give any employee any right to continue in the employment of the Company or any subsidiary of the Company and does not constitute any contract or agreement of employment or interfere in any way with the right the Company or any subsidiary of the Company has to terminate such person's employment. The Company and each subsidiary of the Company is an "at will" employer and as such, can terminate an employment relationship between itself and any of its employees at will, with or without cause.

XIV.     AMENDMENT OR TERMINATION OF THE PLAN

         California Community Bancshares reserves the right to change, amend, modify, suspend, continue or terminate all or any part of the Plan either in an individual case or in general, at any time without notice.